UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2008

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33094 (Commission File Number)	20-0428568 (IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 700, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On September 18, 2008, the Board of Directors of American CareSource Holdings, Inc. (the “Registrant”) authorized management to transfer the listing of the Registrant’s common stock from the American Stock Exchange (“AMEX”) to The NASDAQ Capital Market (“NASDAQ”).  On September 18, 2008, the Registrant received notice from the Listing Qualifications Department of The NASDAQ Stock Market, LLC (the “Listing Department”) that its application to transfer trading of its common stock to NASDAQ from AMEX was approved.

On September 18, 2008, the Registrant notified AMEX of its intention to delist its common stock from AMEX and to list on NASDAQ.  The trading symbol for the Registrant’s common stock on NASDAQ will be “ANCI”.  The Registrant’s common stock will continue to trade under the symbol “XSI” until the listing is transferred from AMEX.  The Registrant has requested that trading in its common stock on AMEX be suspended after the market closes on Friday, September 26, 2008 and expects trading on NASDAQ to begin at the market open on Monday, September 29, 2008.

On September 18, 2008, the Registrant issued a press release reporting the receipt of notification from the Listing Department regarding approval of the Registrant’s application to list its common stock on NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press release of Registrant, dated September 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: September 23, 2008	By:	/s/ David S. Boone
David S. Boone
President and Chief Executive Officer